EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with Annual Report of Jingwei International Limited and its subsidiaries (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2010	By:	/s/ Rick H Luk
	Name:	Rick H Luk
	Title:	Chief Executive Officer (Principal Executive Officer)